                                                                    Exhibit 23.4


                         CONSENT OF STERNS & WEINROTH
                         ----------------------------



        We hereby consent to being named as New Jersey gaming counsel for Trump Atlantic City Associates and Trump Atlantic City Funding, Inc. (the "Issuers") in the Issuers' Registration Statement on Form S-1 (No. 333-00643), filed pursuant to the Securities Act of 1933, as amended (the "Act"), and in any amendments thereto (the "Registration Statement") and in any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Act, and to the filing of this consent as an exhibit to the Registration Statement.




                                                  STERNS & WEINROTH

                                              /s/ STERNS & WEINROTH

Trenton, New Jersey

March 4, 1996